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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                                August 28, 1997


                                FMC CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


         Delaware                        1-2376                  94-0479804
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number           Identification No.)


       200 East Randolph Drive, Chicago, Illinois                60601
       ------------------------------------------------------------------
        (Address of principal executive offices)               (Zip Code)


                                (312) 861-6000
                        ------------------------------
                        Registrant's telephone number,
                              including area code




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Item 5.  Other Events

On August 28, 1997, FMC Corporation issued the following release:

FMC CORPORATION ANNOUNCES A $500 MILLION OPEN-MARKET SHARE REPURCHASE PROGRAM

CHICAGO August 28, 1997 -- FMC Corporation today announced that its board of directors granted the company authority to repurchase $500 million of its common stock in the open market. The program begins immediately and is expected to be completed by the end of 1999.

FMC Chairman and Chief Executive Officer Robert N. Burt said: "We continue to focus on growing our businesses; however, we believe that our cash flow currently exceeds our needs. We also believe that returning funds to shareholders through a share repurchase program will maximize shareholder value."

FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. The company divides its businesses into three major segments: Performance Chemicals, Industrial Chemicals, and Machinery and Equipment.

Safe Harbor Statement under the Private Securities Litigation Act of 1995:
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties including but not limited to economic conditions, product demand and industry capacity, competitive products and pricing, manufacturing efficiencies, new product development, availability and price of raw materials and critical manufacturing equipment, new plant startups, the regulatory and trade environment and other risks indicated in the corporation's 10-K report and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal liability to the contrary.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       FMC CORPORATION

                                       By:  /s/ J. Paul McGrath
                                          -------------------------------------
                                          Senior vice president, general
                                            counsel and secretary
Date August 28, 1997